POWER OF ATTORNEY
(LIMITED)

KNOW ALL MEN BY THESE PRESENTS, that
I,
WILLIAM E. MACAULAY of the Town of GREENWICH, County of FAIRFIELD, State of CONNECTICUT, reposing special trust and confidence in THOMAS R. DENISON, of the Town of DARIEN, County of FAIRFIELD, State of CONNECTICUT, and/or
ANNE E. GOLD, of the Town of RYE, County of
WESTCHESTER, State of NEW YORK,
have made, constituted and appointed, and by these presents do make, constitute and appoint each of the said THOMAS
R. DENISON and/or ANNE E.
GOLD, my true and lawful attorney-in-fact and agent, both FOR ME PERSONALLY and in my name, place and stead, IN MY
CAPACITY AS AN OFFICER OR DIRECTOR
OF FIRST RESERVE CORPORATION ("FRC"),
FIRST RESERVE GP IX, INC. ("GP IX"),
FIRST RESERVE GP X, INC. ("GP X"),
FR IX OFFSHORE GP LIMITED ("OFFSHORE
IX"), or FR X OFFSHORE GP LIMITED
("OFFSHORE X"), or any entity of which
any the foregoing is the direct or
indirect general partner or for which
any of the foregoing otherwise has
the authority to act (collectively with
FRC, GP IX, GP X, OFFSHORE IX, or
OFFSHORE X, the "First Reserve
Entities"), with full power and authority to do and perform each and every act necessary, as fully as I might do if personally present, to accomplish and complete the following acts or transactions:

1.	With respect to
any entity in which any First
Reserve Entity has an investment (each a "Company"), sign on my behalf, any and all filings (including filings with the Securities and Exchange
Commission), agreements, notices or documents arising from, or related to any Company, including, (a) any holdings or investments of any First
Reserve Entity in any Company; and (b) any holdings or investments of mine in any Company.

	2.	Seek or obtain,
as my representative and
on my behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions involving any Company or the securities of any Company, and I hereby authorize any such persons to release any such information to either attorney-in-fact designated hereunder and approve and ratify any such release of information; and

	3.	Perform any and all other acts which
in the
discretion of either such attorney-in-fact are necessary or desirable for and on my behalf in connection with the foregoing.

	I
acknowledge
that:

(a)	this Power of Attorney authorizes, but does not
require,
either such attorney-in-fact to act in his or her discretion on information provided to either such attorney-in-fact without independent verification of such information;

(b)	any documents prepared
and/or
executed by either such attorney-in-fact on my behalf pursuant to this
Power of Attorney will be in such form and will contain such information and disclosure as either such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

(c)	neither such
attorney-in-fact nor
any Company assumes (i) any liability for my responsibility to comply with the requirements of any law or regulation, including without limitation the
Securities Act of 1933, as amended (the
"Securities Act") or the Exchange
Act of 1934, as amended (the "Exchange
Act"), or (ii) any liability of mine
for any failure to comply with such
requirements; and

(d)	this Power
of Attorney does not relieve me
from responsibility for compliance with my obligations under any law or regulation, including without limitation the requirements under the
Securities Act and the Exchange Act.

	I hereby
give and grant
THOMAS R. DENISON and/or ANNE E. GOLD, in the capacity set forth above, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that either such attorney-in-fact of, for and on my behalf, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This POWER OF
ATTORNEY shall
remain in effect until revoked and shall not be affected by disability of the Principal.

EXECUTED this 8th day of February,
2006.



					/s/ WILLIAM E. MACAULAY

STATE OF
CONNECTICUT	)
				)SS.

COUNTY OF FAIRFIELD	)

The foregoing
instrument was acknowledged
before me this 8th day of February, 2006, by William E. Macaulay, the
Principal.

Witness my hand and official
seal	/s/ DEBORAH ALZA, Notary

My commission expires:		April 30, 2010



/s/ THOMAS R. DENISON

Specimen Signature of Agent (Attorney)

	/s/ ANNE E. GOLD
Specimen
Signature of Agent (Attorney)